UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2024

TECHTARGET, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42428	99-2218610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Grove Street
Newton, Massachusetts	02466
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 431-9200

Toro CombineCo Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	TTGT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On December 2, 2024 (the “Closing Date”), TechTarget, Inc. (formerly known as Toro CombineCo, Inc.) (“New TechTarget”) and TechTarget Holdings Inc. (formerly known as TechTarget, Inc.) (“Former TechTarget”) completed the previously announced Transactions (as defined below) contemplated by the Agreement and Plan of Merger, dated as of January 10, 2024 (the “Transaction Agreement”), by and among Former TechTarget, New TechTarget, Toro Acquisition Sub, LLC (“Merger Sub”), Informa PLC (“Informa”), Informa US Holdings Limited (“Informa HoldCo”), and Informa Intrepid Holdings Inc. (“Informa Intrepid”).

Pursuant to the Transaction Agreement, among other things, the following occurred:

•

The Informa Tech Digital Businesses Reorganization. Prior to the closing of the Transactions (the “Closing”), Informa undertook certain restructuring transactions to separate the digital businesses of Informa’s Informa Tech division (the “Informa Tech Digital Businesses”) from Informa’s other business activities (the “Informa Tech Digital Businesses Separation”). Following the Informa Tech Digital Businesses Separation, all Informa Tech Digital Businesses were held directly or indirectly by Informa Intrepid.

•

The Contribution. At the Closing, in exchange for an aggregate of 41,651,366 shares of New TechTarget’s common stock, par value $0.001 per share (“New TechTarget common stock”), (i) Informa HoldCo contributed all of the issued and outstanding shares of capital stock of Informa Intrepid to New TechTarget and (ii) Informa HoldCo contributed to New TechTarget $350.0 million in cash (collectively, the “Contribution”) to New TechTarget.

•

The Merger. At the Closing, Merger Sub merged with and into Former TechTarget, with Former TechTarget as the surviving corporation (the “Merger” and, collectively, with the Informa Tech Digital Businesses Separation, the Contribution and the other transactions contemplated by the Transaction Agreement, the “Transactions”). As a result of the Merger, each issued and outstanding share of Former TechTarget common stock, par value $0.001 per share (“Former TechTarget common stock”), as of immediately prior to the effective time of the Merger (other than Toro Excluded Stock (as defined in the Transaction Agreement), which were cancelled without consideration, and Toro Dissenting Shares (as defined in the Transaction Agreement)) were converted into the right to receive (i) one share of New TechTarget common stock and (ii) a pro rata share of an amount in cash equal to $350 million, which per share cash consideration amount is equal to approximately $11.6955 per share of Former TechTarget common stock (the “Merger Consideration”) (the Merger, together with the Informa Tech Digital Businesses Separation, the Contribution and the other transactions contemplated by the Transaction Agreement, the “Transactions”). At the Closing, Former TechTarget changed its name from “TechTarget, Inc.” to “TechTarget Holdings Inc,” and New TechTarget changed its name from “Toro CombineCo, Inc.” to “TechTarget, Inc.”

The issuance of New TechTarget common stock pursuant to the Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to New TechTarget’s definitive proxy statement/prospectus filed pursuant to Rule 424(b)(3) on October 25, 2024 relating to the registration statement on Form S-4 (File No. 333-280529) initially filed with the United States Securities and Exchange Commission (the “SEC”) on June 27, 2024 (as amended, the “Combined Proxy Statement/Prospectus”), and declared effective by the SEC on October 25, 2024. For a more detailed description of the Transactions and the Transaction Agreement, please see the Combined Proxy Statement/Prospectus.

The foregoing description of the Transaction Agreement is not complete and is qualified in its entirety by reference to the Transaction Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement

Stockholders Agreement

On the Closing Date, New TechTarget entered into a stockholders agreement (the “Stockholders Agreement”) with Informa and Informa HoldCo, which, subject to certain New TechTarget common stock ownership thresholds, outlines certain rights and obligations of New TechTarget, Informa and Informa HoldCo related to Informa HoldCo’s ownership of New TechTarget shares. A summary of the principal terms of the Stockholders Agreement is set forth in the section titled “Certain Agreements Related to the Transactions” of the Combined Proxy Statement/Prospectus on pages 194-204, which summary is incorporated herein by reference. Such summary is qualified in its entirety by reference to the full text of the Stockholders Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

On the Closing Date, New TechTarget entered into a registration rights agreement (the “Registration Rights Agreement”) with Informa HoldCo, which grants Informa HoldCo certain market registration rights, including, demand registration rights and piggyback registration rights, with respect to its registrable securities, consisting of shares of New TechTarget common stock. A summary of the principal terms of the Registration Rights Agreement is set forth in the section titled “Certain Agreements Related to the Transactions” of the Combined Proxy Statement/Prospectus on pages 204-205, which summary is incorporated herein by reference. Such summary is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Tax Matters Agreement

On the Closing Date, New TechTarget entered into a tax matters agreement (the “Tax Matters Agreement”) with Informa, Informa USA, Inc. (“Informa USA”), Informa Tech LLC (“Informa LLC”), and Informa Intrepid, which governs certain of the parties’ respective rights, responsibilities and obligations with respect to taxes of the parties and their respective subsidiaries. A summary of the principal terms of the Tax Matters Agreement is set forth in the section titled “Certain Agreements Related to the Transactions” of the Combined Proxy Statement/Prospectus on pages 205-208, which summary is incorporated herein by reference. Such summary is qualified in its entirety by reference to the full text of the Tax Matters Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Transitional Services Agreements

•

Transitional Services Agreement. On the Closing Date, Informa Group Limited, a wholly owned subsidiary of Informa (“IGL”), and New TechTarget entered into the transitional services agreement (the “Transitional Services Agreement”), which governs certain transitionary services to be provided by IGL to New TechTarget. A summary of the principal terms of the Transitional Services Agreement is set forth in the section titled “Certain Agreements Related to the Transactions” of the Combined Proxy Statement/Prospectus on page 208-209, which summary is incorporated herein by reference. Such summary is qualified in its entirety by reference to the full text of the Transitional Services Agreement, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

•

Reverse Transitional Services Agreement. On the Closing Date, IGL and New TechTarget entered into a reverse transitional services agreement (the “Reverse Transitional Services Agreement”), which permits IGL to use and occupy certain identified desk spaces of New TechTarget. A summary of the principal terms of the Reverse Transitional Services Agreement is set forth in the section titled “Certain Agreements Related to the Transactions” of the Combined Proxy Statement/Prospectus on page 209, which summary is incorporated herein by reference. Such summary is qualified in its entirety by reference to the full text of the Reverse Transitional Services Agreement, a copy of which is filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Data Sharing Agreement

On the Closing Date, Informa and New TechTarget entered into a data sharing agreement (the “Data Sharing Agreement”), which governs how Informa and New TechTarget will leverage their respective data sets and Shared Personal Data (as such term is defined in the Data Sharing Agreement) in furtherance of the Agreed Use Cases (as such term is defined in the Data Sharing Agreement). A summary of the principal terms of the Data Sharing Agreement is set forth in the section titled “Certain Agreements Related to the Transactions” of the Combined Proxy Statement/Prospectus on page 210, which summary is incorporated herein by reference. Such summary is qualified in its entirety by reference to the full text of the Data Sharing Agreement, a copy of which is filed as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference.

Brand License Agreement

On the Closing Date, IGL and New TechTarget entered into the brand license agreement (the “Brand License Agreement”). Pursuant to the Brand License Agreement, IGL granted to New TechTarget a non-exclusive, fully paid, royalty-free, non-sublicensable, non-transferrable license to the word “INFORMA” to New TechTarget for use as part of the name “Informa TechTarget” globally in connection with the co-branded business activities of the parties. Under the Brand License Agreement, New TechTarget may not take any action which may bring IGL or the word “INFORMA” into disrepute, damage the goodwill or reputation of IGL or the word “INFORMA.” This summary is qualified in its entirety by reference to the full text of the Brand License Agreement, a copy of which is filed as Exhibit 10.7 to this Current Report on Form 8-K and is incorporated herein by reference.

Commercial Cooperation Agreement

On the Closing Date, New TechTarget and IGL entered into a commercial cooperation agreement (the “Commercial Cooperation Agreement”), which outlines certain commercial services to be provided by and between each of New TechTarget and IGL and grants certain intellectual property rights. A summary of the principal terms of the Commercial Cooperation Agreement is set forth in the section titled “Certain Agreements Related to the Transactions” of the Combined Proxy Statement/Prospectus on page 211, which summary is incorporated herein by reference. Such summary is qualified in its entirety by reference to the full text of the Commercial Cooperation Agreement, a copy of which is filed as Exhibit 10.8 to this Current Report on Form 8-K and is incorporated herein by reference.

Supplemental Indentures

On November 29, 2024, Former TechTarget, New TechTarget and U.S. Bank Trust Company, National Association (the “Trustee”) entered into (i) the First Supplemental Indenture (the “2025 Supplemental Indenture”) to the Indenture, dated as of December 17, 2020 (the “2025 Indenture”), by and between Former TechTarget and the Trustee, relating to Former TechTarget’s 0.125% Convertible Senior Notes due 2025 (the “2025 Notes”), and (ii) the First Supplemental Indenture (the “2026 Supplemental Indenture” and, together with the 2025 Supplemental

Indenture, the “Supplemental Indentures”) to the Indenture, dated as of December 13, 2021 (the “2026 Indenture” and, together with the 2025 Indenture, the “Indentures”), by and between Former TechTarget and the Trustee, relating to Former TechTarget’s 0.000% Convertible Senior Notes due 2026 (the “2026 Notes” and, together with the 2025 Notes, the “Notes”). As of the date hereof, approximately $3.04 million aggregate principal amount of the 2025 Notes are outstanding and approximately $414.00 million aggregate principal amount of the 2026 Notes are outstanding.

Each Supplemental Indenture provides, among other things, that, from and after the Notes Effective Date (as defined below), (a) the right of holders of the Notes to convert each $1,000 principal amount of such Notes into shares of Former TechTarget common stock shall be changed into a right to convert such principal amount of such Notes into the Reference Property (as defined below) and (b) New TechTarget shall, as the successor company to Former TechTarget, succeed to the obligations of Former TechTarget under the Indentures and the Notes as provided in the applicable Supplemental Indenture. Reference Property in the context of the Transactions is defined in each Supplemental Indenture as one share of New TechTarget common stock and $11.6955 in cash.

The consummation of the Transactions constitutes a Fundamental Change, a Make-Whole Fundamental Change and a Specified Corporate Event (each as defined in the applicable Indenture) under each of the Indentures. The effective date of the Fundamental Change, Make-Whole Fundamental Change and Specified Corporate Event in respect of each series of Notes is December 2, 2024 (the “Notes Effective Date”).

As a result of the Fundamental Change, each holder of Notes will have the right to require the Company to repurchase its Notes, pursuant to the terms and procedures set forth in the applicable Indenture, for a cash repurchase price equal to the Fundamental Change Repurchase Price (as defined in the applicable Indenture). In addition, as a result of the Fundamental Change, Make-Whole Fundamental Change and Specified Corporate Event, holders of the Notes will, subject to the terms of the Indentures, have a right to convert their Notes into Reference Property commencing on the Notes Effective Date and ending at the close of business on the business day immediately preceding the related Fundamental Change Repurchase Date (as defined in the applicable Indenture).

The foregoing description of the Supplemental Indentures does not purport to be complete and is qualified in its entirety by reference to the full text of the applicable Supplemental Indenture, copies of which are attached hereto as Exhibit 4.1 and Exhibit 4.2 and are incorporated herein by reference.

Credit Agreement

On December 2, 2024, New TechTarget, as borrower, and Former TechTarget, as guarantor, entered into a $250 million unsecured five-year revolving credit facility (the “Credit Facility”) with Informa Group Holdings Limited, an affiliate of Informa, as administrative agent (the “Administrative Agent”), and the lenders from time to time party thereto (such agreement, the “Credit Agreement”).

The Credit Facility expires on December 2, 2029 (the “Maturity Date”) and is guaranteed by New TechTarget’s existing and future material wholly-owned domestic subsidiaries, subject to customary exceptions. The Credit Facility also contains an expansion option permitting New TechTarget to request incremental commitments of up to the greater of (A) $125 million and (B) 100.0% of Consolidated EBITDA (as defined in the Credit Agreement) of the trailing four fiscal quarters plus an unlimited amount, so long as the Consolidated Senior Secured Net Leverage Ratio (as defined in the Credit Agreement) does not exceed 2.50:1.00, from lenders that elect to make such incremental commitments available, upon the satisfaction of certain conditions.

Borrowings under the Credit Facility bear interest at New TechTarget’s option as follows: (1) SOFR Loans (as defined in the Credit Agreement) bear interest at a variable rate equal to the Term SOFR (as defined in the Credit Agreement) plus a margin of between 2.50% and 3.00% per annum, depending on New TechTarget’s Consolidated Total Net Leverage Ratio (as defined in the Credit Agreement) plus a 0.10% credit spread adjustment; and (2) ABR Loans (as defined in the Credit Agreement) bear interest at a variable rate equal to the highest of (a) the Federal funds rate (as published by the Federal Reserve Bank of New York from time to time) plus 1/2 of 1.0%, (b) the “prime rate” appearing in the “Money Rates” section of The Wall Street Journal and (c) the Daily SOFR Rate (as defined in the Credit Agreement) plus 1.00%, plus in each case a margin of between 1.50% and 2.00% per annum, depending on New TechTarget’s Consolidated Total Net Leverage Ratio. In no event will SOFR Loans or ABR Loans bear interest at a rate lower than 0.0%. New TechTarget is required to pay to the Administrative Agent on the Closing Date a funding fee equal to 0.75% of the aggregate principal amount of the commitments under the Credit Facility. In addition, New TechTarget is required to pay a commitment fee of between 0.30% and 0.50% per annum (depending on New TechTarget’s Consolidated Total Net Leverage Ratio) based on the average daily unused amount of commitments under the Credit Facility.

The Credit Facility requires New TechTarget to maintain (i) a Consolidated Total Net Leverage Ratio of 3.00 to 1.00 or less; provided, that the maximum Consolidated Total Net Leverage Ratio will, at New TechTarget’s election, be increased to 3.50 to 1.00 for the four consecutive fiscal quarters following the consummation of any Permitted Acquisition (as defined in the Credit Agreement) by New TechTarget in which the aggregate cash consideration exceeds $150 million and (ii) a Consolidated Interest Coverage Ratio (as defined in the Credit Agreement) of at least 3.00 to 1.00. The Consolidated Total Net Leverage Ratio and Consolidated Interest Coverage Ratio will be tested beginning with the first full fiscal quarter ending after the completion of the Transactions.

Borrowings under the Credit Facility are prepayable at New TechTarget’s option in whole or in part without premium or penalty. Amounts borrowed under Credit Facility may be repaid and reborrowed from time to time prior to the Maturity Date. There is no scheduled amortization under the Credit Facility.

New TechTarget’s obligations under the Credit Facility are unsecured. The Credit Agreement contains customary representations, warranties, conditions precedent, events of default, indemnities and affirmative and negative covenants, including covenants that, among other things, restrict the ability of New TechTarget and certain of its subsidiaries to: incur liens; incur indebtedness; make investments; sell or otherwise dispose of New TechTarget’s or certain of its subsidiaries’ assets; enter into certain mergers or consolidations; enter into sale and lease back transactions; and use proceeds of borrowings under the Credit Facility for other than permitted purposes. These covenants are subject to a number of important exceptions and qualifications. Certain changes of control with respect to New TechTarget would constitute an event of default under the Credit Facility; provided, that the Transactions shall not constitute a change of control. Upon the occurrence and during the continuance of an event of default, the lenders may terminate any unfunded commitments and declare the outstanding advances and all other obligations under the Credit Facility immediately due and payable.

The foregoing summary is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.9 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosures under the Introductory Note of this Current Report on Form 8-K are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures under Item 1.01 of this Current Report on Form 8-K under the captions “Supplemental Indentures” and “Credit Agreement” are incorporated herein by reference.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The disclosures under Item 1.01 of this Current Report on Form 8-K under the caption “Supplemental Indentures” are incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 2, 2024, Former TechTarget (i) notified the Nasdaq Global Market (“Nasdaq”) of the consummation of the Transactions and (ii) requested that Nasdaq (a) suspend trading of shares of Former TechTarget common stock effective as of prior to the open of the trading day on December 3, 2024, and (b) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister all shares of Former TechTarget common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, shares of Former TechTarget common stock will no longer be listed on Nasdaq. Former TechTarget intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the suspension of Former TechTarget’s reporting obligations under Sections 13 and 15(d) of the Exchange Act after the Form 25 becomes effective.

Item 3.02	Unregistered Sales of Equity Securities

In connection with the Contribution, New TechTarget issued an aggregate 41,651,366 shares of New TechTarget common stock to Informa HoldCo. The shares of New TechTarget common stock issued to Informa HoldCo were issued in reliance upon an exemption from registration pursuant to Section 4(a)(2) under the Securities Act, which exempts transactions by an issuer not involving any public offering.

The disclosures set forth under the Introductory Note of this Current Report on Form 8-K are incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders

A summary of the principal changes to the rights of holders of New TechTarget common stock following the Closing is set forth in the section titled “Comparison of Stockholders Rights and Corporate Governance Matters” of the Combined Proxy Statement/Prospectus on pages 235-246, which summary is incorporated herein by reference. Such summary is qualified in its entirety by reference to the full text of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The disclosures set forth under the Introductory Note, Item 2.01 and Item 5.03 of this Current Report are incorporated herein by reference.

Item 5.01	Changes in Control of Registrant

The disclosures set forth under the Introductory Note, Item 2.01, Item 3.01, Item 5.02 and Item 5.03 of this Current Report are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment and Resignation of Directors

On the Closing Date, in connection with the completion of the Transactions and consistent with the information set forth in the Combined Proxy Statement/Prospectus, each of the following individuals were elected to the board of directors of New TechTarget: Mary McDowell, Gary Nugent, Sally Ashford, Stephen A. Carter, David Flaschen, M. Sean Griffey, Don Hawk, Perfecto Sanchez, and Christina Van Houten, with Ms. McDowell being elected as Chair.

Ms. Van Houten and Messrs. Flaschen and Sanchez were appointed to the Audit Committee with Ms. Van Houten serving as the chair of the Audit Committee. Messes. McDowell and Van Houten and Mr. Sanchez were appointed to the Nominating and Corporate Governance Committee, with Ms. McDowell serving as the chair of the Nominating and Corporate Governance Committee. Messrs. Carter and Flaschen and Messes. Van Houten and Ashford were appointed to the Compensation Committee, with Mr. Flaschen serving as the chair of the Compensation Committee.

On the Closing Date, in connection with the completion of the Transactions and consistent with the information set forth in the Combined Proxy Statement/Prospectus, each of Daniel T. Noreck and Michael Cotoia resigned and ceased to be directors of New TechTarget and members of any committee of New TechTarget’s board of directors. These resignations were not a result of any disagreement between New TechTarget and the directors on any matter relating to New TechTarget’s operations, policies or practices.

Appointment and Resignation of Officers

On the Closing Date, in connection with the completion of the Transactions, New TechTarget also appointed as its officers Gary Nugent as Chief Executive Officer, Don Hawk as Executive Director, Product Innovation, Rebecca Kitchens, President, and Steven Niemiec as Chief Operating Officer and Chief Revenue Officer.

The biography of each of Messer. Nugent, Hawk and Niemiec and Ms. Kitchens is contained on pages 337-338 of the Combined Proxy Statement/Prospectus and incorporated herein by reference.

On the Closing Date and effective as of the effective time of the Merger, Michael Cotoia resigned as the Chief Executive Officer of New TechTarget. Mr. Cotoia’s resignation was not a result of any disagreement between New TechTarget and Mr. Cotoia on any matter relating to New TechTarget’s operations, policies or practices.

Incentive Plan

Former TechTarget held a special meeting of stockholders on November 26, 2024 (the “Special Meeting”), during which the stockholders of Former TechTarget voted to approve the TechTarget, Inc. 2024 Incentive Plan (the “Incentive Plan”). The board of directors of Former TechTarget previously approved the adoption of the Incentive Plan by New TechTarget’s board of directors, subject to Former TechTarget stockholder approval and the Closing.

The Incentive Plan provides for the award of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards and cash awards. Employees, directors, officers, advisors or consultants of New TechTarget, its present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code or any other business venture (including, without limitation, joint venture or limited liability company) in which New TechTarget has a controlling interest, as determined by the board of directors of New TechTarget (each such entity, a “Covered Entity”) are eligible to participate in the Incentive Plan, as are prospective employees, directors, officers, consultants or advisors of any Covered Entity who have agreed to serve a Covered Entity in those capacities. The number of shares of New TechTarget common stock available for issuance under the Incentive Plan is provided in the formula set forth in Section 4 of the 2024 Incentive Plan.

A summary of the principal terms of the Incentive Plan is set forth in the section titled “Proposal No. 3 Approval of TechTarget, Inc. 2024 Incentive Plan” of the Combined Proxy Statement/Prospectus on pages 247-262, which summary is incorporated herein by reference. Such summary is qualified in its entirety by reference to the full text the Incentive Plan, which is filed as exhibit 10.10 to this Current Report on Form 8-K and is incorporated herein by reference.

ESPP

At the Special Meeting, the stockholders of New TechTarget voted to approve the TechTarget, Inc. 2024 Employee Stock Purchase Plan (the “ESPP”). The board of directors of Former TechTarget previously approved the adoption of the ESPP by New TechTarget’s board of directors, subject to Former TechTarget stockholder approval and the Closing. A total of 1,400,000 shares of New TechTarget common stock are available for grants under the ESPP, subject to adjustment under certain circumstances described in the ESPP. The ESPP permits full-time and part-time employees of a Covered Entity to purchase shares of New TechTarget common stock at a discounted price.

A summary of the principal terms of the ESPP is set forth in the section titled “Proposal No. 4 Approval of TechTarget, Inc. 2024 Employee Stock Purchase Plan” of the Combined Proxy Statement/Prospectus on pages 263-268, which summary is incorporated herein by reference. Such summary is qualified in its entirety by reference to the full text the ESPP, which is filed as exhibit 10.11 to this Current Report on Form 8-K and is incorporated herein by reference.

Entry into Secondment Agreement and Restrictive Covenant Agreement

On the Closing Date, New TechTarget entered into a secondment agreement with Informa Support Services, Inc. (the “Secondment Agreement”), which governs the provision of Gary Nugent’s services as the Chief Executive Officer of New TechTarget, and a restrictive covenant agreement, under which Mr. Nugent has agreed to customary confidentiality protections in favor of New TechTarget, its subsidiaries, and its affiliates (the “Restrictive Covenant Agreement”). A summary of the principal terms of the Secondment Agreement and the Restrictive Covenant Agreement is set forth in the section titled “NewCo Executive and Director Compensation” of the Combined Proxy Statement/Prospectus on pages 339-343, which summary is incorporated herein by reference. Such summary is qualified in its entirety by reference to the full text of the Secondment Agreement and the Restrictive Covenant Agreement, a copy of which is filed as Exhibit 10.12 and Exhibit 10.13, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendments to Articles of Incorporation and Bylaws

On the Closing Date, in connection with the completion of the Transactions and in accordance with the Transaction Agreement, New TechTarget (i) amended its certificate of incorporation to change the corporate name of New TechTarget from “Toro CombineCo, Inc.” to “TechTarget, Inc.” (the “Amendment”) and (ii) amended and restated its certificate of incorporation (the “Amended and Restated Charter”) and its bylaws (the “Amended and Restated Bylaws”) to reflect the changes contemplated by the Transaction Agreement and described in the Combined Proxy Statement/Prospectus.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, the Amended and Restated Charter and the Amended and Restated Bylaws, which are attached as Exhibit 3.1, Exhibit 3.2 and Exhibit 3.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On the Closing Date, New TechTarget adopted a code of conduct that applies to its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions and that relates to elements of the code of ethics definition enumerated in Item 406(b) of Regulation S-K, a copy of which is available on New TechTarget’s website at https://www.informatechtarget.com/. New TechTarget’s website address is included in this Current Report on Form 8-K as an inactive textual reference and is not intended to be an active link to New TechTarget’s website. The information on New TechTarget’s website and the information contained or linked therein or otherwise connected thereto is not a part of or incorporated by reference into this Current Report on Form 8-K.

Item 8.01	Other Events.

On December 2, 2024, New TechTarget issued a press release announcing the consummation of the Transactions. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

New TechTarget’s Risk Factors and New TechTarget’s Business Section are filed herewith and attached hereto as Exhibits 99.2 and 99.3, respectively, and incorporated herein by reference.

No Offer

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

New TechTarget will provide the financial statements required to be filed by Item 9.01(a) of Form 8-K by amendment to this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

New TechTarget will provide the financial statements required to be filed by Item 9.01(a) of Form 8-K by amendment to this Current Report on Form 8-K.

(d) Exhibits.

Exhibit Number	Description of Exhibit

2.1^	Agreement and Plan of Merger, dated as of January 10, 2024, among TechTarget Holdings Inc. (formerly known as TechTarget, Inc.), TechTarget, Inc. (formerly known as Toro CombineCo, Inc.), Toro Acquisition Sub, LLC, Informa PLC, Informa US Holdings Limited, and Informa Intrepid Holdings Inc., as it may be amended, modified or supplemented from time to time (incorporated herein by reference from Annex A to the Combined Proxy Statement/Prospectus).

3.1	Amendment No. 1 to Certificate of Incorporation of TechTarget, Inc. (formerly known as Toro CombineCo, Inc.), dated December 2, 2024.

3.2	Amended and Restated Certificate of Incorporation of TechTarget, Inc. (formerly known as Toro CombineCo, Inc.), dated December 2, 2024.

3.3	Amended and Restated Bylaws of TechTarget, Inc. (formerly known as Toro CombineCo, Inc.), dated December 2, 2024.

4.1	First Supplemental Indenture, dated as of November 29, 2024, by and among Toro CombineCo, Inc., TechTarget, Inc. and U.S. Bank National Association, as trustee to Indenture, dated as of December 17, 2020, by and between TechTarget, Inc. and U.S. Bank National Association, as trustee.

4.2	First Supplemental Indenture, dated as of November 29, 2024, by and among Toro CombineCo, Inc., TechTarget, Inc. and U.S. Bank National Association, as trustee to Indenture, dated as of December 13, 2021, by and between TechTarget, Inc. and U.S. Bank National Association, as trustee.

10.1	Stockholders Agreement, dated as of December 2, 2024, by and among TechTarget, Inc. (formerly known as Toro CombineCo, Inc.), Informa PLC and Informa US Holdings Limited.

10.2	Registration Rights Agreement, dated as of December 2, 2024, by and between TechTarget, Inc. (formerly known as Toro CombineCo, Inc.) and Informa US Holdings Limited.

10.3	Tax Matters Agreement, dated as of December 2, 2024, by and among TechTarget, Inc. (formerly known as Toro CombineCo, Inc.), Informa PLC, Informa USA, Inc., Informa Tech LLC and Informa Intrepid Holdings Inc.

10.4	Transitional Services Agreement, dated as of December 2, 2024, by and between TechTarget, Inc. (formerly known as Toro CombineCo, Inc.) and Informa Group Limited.

10.5	Reverse Transitional Services Agreement, dated as of December 2, 2024, by and between TechTarget, Inc. (formerly known as Toro CombineCo, Inc.) and Informa Group Limited.

10.6	Data Sharing Agreement, dated as of December 2, 2024, by and between TechTarget, Inc. (formerly known as Toro CombineCo, Inc.) and Informa PLC.

10.7	Brand License Agreement, dated as of December 2, 2024, by and between TechTarget, Inc. (formerly known as Toro CombineCo, Inc.) and Informa Group Limited.

10.8	Commercial Cooperation Agreement, dated as of December 2, 2024, by and between TechTarget, Inc. (formerly known as Toro CombineCo, Inc.) and Informa Group Limited.

10.9	Credit Agreement, dated December 2, 2024, by and among Toro CombineCo, Inc., the Lenders party thereto and Informa Group Holdings Limited.

10.10	TechTarget, Inc. 2024 Incentive Plan.

10.11	TechTarget, Inc. 2024 Employee Stock Purchase Plan.

10.12	Secondment Agreement, dated as of December 2, 2024, by and among TechTarget, Inc. (formerly known as Toro CombineCo, Inc.), Gary Nugent and Informa Support Services, Inc.

10.13	Restrictive Covenant Agreement, dated as of December 2, 2024, by and between TechTarget, Inc. (formerly known as Toro CombineCo, Inc.) and Gary Nugent.

99.1	TechTarget, Inc. Press Release dated December 2, 2024.

99.2	Risk Factors of TechTarget, Inc.

99.3	Business Section of TechTarget, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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Certain annexes to the Agreement and Plan of Merger, Transitional Services Agreement, Reverse Transitional Services Agreement, and Credit Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Certain schedules, annexes and exhibits to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Certain portions of the Transitional Services Agreement have been omitted pursuant to Rule 601(b)(10) of Regulation S-K. The registrant will furnish copies of any such schedules, annexes and exhibits to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHTARGET, INC.

	By:	/s/ Charles D. Rennick
Dated: December 3, 2024	Name:	Charles D. Rennick
	Title:	Vice President, General Counsel, and Corporate Secretary